Exhibit 5.1

August 18, 2006

Constellation Energy Group, Inc.

750 East Pratt Street

Baltimore, MD 21202

Ladies and Gentlemen:

I am Associate General Counsel for Constellation Energy Group, Inc., a Maryland corporation (the “Company”), and am furnishing this opinion in connection with the Company’s registration statement on Form S-4 (File No. 333-135278) filed with the Securities and Exchange Commission (as such registration statement may be amended or supplemented, the “Registration Statement”), pursuant to which the Company proposes to register under the Securities Act of 1933, as amended (the “Act”), up to 404,244,659 shares of common stock, without par value, of the Company (the “Shares”) to be issued pursuant to the Agreement and Plan of Merger dated December 18, 2005 (the “Merger Agreement”), among FPL Group, Inc. (“FPL Group”), the Company and CF Merger Corporation, to the holders of common stock, par value $0.01 par value per share, of FPL Group outstanding immediately prior to the consummation of the merger contemplated thereby.

In connection with this opinion, I have considered such records and documents, and made such examinations of law, as I have deemed relevant. For purposes of this opinion, I have assumed the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity of the originals of all documents submitted to me as copies. I have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, I am of the opinion that, upon filing of the Amended and Restated Charter of the Company to be filed with the State Department of Assessments and Taxation of the State of Maryland in the form included as an Annex to the joint proxy statement/prospectus that forms a part of the Registration Statement, when the Registration Statement becomes effective under the Act and provided that such effectiveness shall not have been terminated, and when appropriate certificates representing the Shares are duly countersigned and registered by the Company’s transfer agent/registrar, the original issued Shares, when issued and delivered in the manner and on the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

I express no opinion as to the law of any jurisdiction other than the law of the State of Maryland and the law of the United States of America. I did not find it necessary for the purposes of this opinion, and accordingly I do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the State of Maryland and the United States of America as currently in effect.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issue addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion may not be used, circulated, quoted or otherwise referred to by any other person for any other purpose without my prior written consent.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion in the Registration Statement in the section “Legal Matters”. In giving this consent, I do not thereby admit that I am an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ CHARLES A. BERARDESCO
Charles A. Berardesco Associate General Counsel